POWER OF ATTORNEY



         Know all men by these presents that each person whose signature appears below constitutes and appoints P. David Spurlin and D. Susan King, and each of them, each of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- or post-effective amendments to registration statements of Microwave Transmission Systems, Inc. on Form S-8 that relate to that entity's 2001 Stock Incentive Plan, including without limitation any registration statement contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, and each of them, or substitute or substitutes of any or all of them, may lawfully to or cause to be down by virtue hereof.


SIGNATURE                        TITLE                      DATE
---------                        -----                      ----

/s/ P. David Spurlin       Director and Chief               Oct. 3, 2001
----------------------     Executive Officer                -----------------
P. David Spurlin

/s/ D. Susan King          Director, Vice President         Oct. 3, 2001
----------------------                                      -----------------
D. Susan King

/s/ David Story            Director, Vice President         Oct. 3, 2001
----------------------                                      -----------------
David Story

/s/ Mike Sutton            Director, Vice President         Oct. 3, 2001
----------------------                                      -----------------
Mike Sutton

/s/ Carl Moore             Director                         Oct. 3, 2001
----------------------                                      -----------------
Carl Moore

/s/ S. Kerry Tassopoulos   Director                         Oct. 3, 2001
----------------------                                      -----------------
S. Kerry Tassopoulos

                           Director
----------------------                                      -----------------
Lou Strenger